Exhibit 23.2
Consent of Independent Auditors

PDI, Inc.
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-174348) and Forms S-8 (No. 333-61231, 333-60512, 333-123312, 333-177969, 333-201070) of PDI, Inc. of our report dated June 25, 2013, relating to the financial statements of RedPath Integrated Pathology, Inc., which appear in this Form 8K.
/s/Alpern Rosenthal
Pittsburgh, Pennsylvania
January 16, 2015